UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2015

CATALENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of Incorporation)	001-36587 (Commission File Number)	20-8737688 (IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2015, the Board of Directors (the “Board”) of Catalent, Inc. (the “Company”) expanded the Board to eight members and appointed Gregory T. Lucier as a director of the Company, effective immediately, to fill the resulting vacancy. Mr. Lucier was also appointed to serve as a member of the Compensation Committee of the Board, replacing Mr. McEvoy, who has resigned from this Committee. Mr. Lucier will serve as a Class III director whose term will expire at the Company’s 2017 annual meeting of stockholders.

Mr. Lucier is the Chairman and interim Chief Executive Officer of Nuvasive, Inc., a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. Prior to joining Nuvasive, Inc. in March 2015, Mr. Lucier was Chairman and Chief Executive Officer of Life Technologies Corporation (formerly Invitrogen Corporation), a global biotechnology company, from April 2004 until it was acquired by Thermo Fisher Scientific Inc. in February 2014 and as its Chief Executive Officer from May 2003 to April 2004. Prior to that, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. Mr. Lucier is a director of Nuvasive, Inc. and served as a director of Life Technologies Corporation from May 2003 to February 2014 and of Carefusion Corporation from August 2009 to March 2015. Mr. Lucier received an MBA from Harvard Business School and a BS in industrial engineering from Pennsylvania State University.

Mr. Lucier will receive the Company’s standard compensation provided for service on the Board to all Company directors who are employees of neither the Company nor The Blackstone Group L.P.. This compensation currently includes an annual cash retainer of $100,000, payable in quarterly installments in arrears, and eligibility to receive an annual grant of restricted stock units having a fair market value equal to $140,000. The restricted stock units vest in full after one year of service and are subject to accelerated vesting in the event of a “change of control.” The initial cash retainer and restricted stock unit award to be received by Mr. Lucier will be pro-rated accordingly.

In addition, pursuant to our stock ownership policy, Mr. Lucier will be required to own shares of our common stock in an amount equal to five times his annual cash retainer. For purposes of this requirement, Mr. Lucier’s holdings will include shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards and shares held under a deferral or similar plan. Mr. Lucier will also be required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of any shares used to satisfy any applicable tax withholding obligations) until such guidelines are met.

A copy of the press release announcing Mr. Lucier’s Board appointment has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.
Exhibit No.    Description

99.1	Press Release, dated May 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN FASMAN
Steven Fasman
Senior Vice President and
General Counsel

Date: May 6, 2015

EXHIBIT LIST
Exhibit No.    Description

99.1	Press Release, dated May 6, 2015.